FORM OF AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This AMENDMENT NO. 1 TO RIGHTS AGREEMENT dated as of March 22, 2007(this "AMENDMENT"), is entered into by and between NEUBERGER BERMAN REAL ESTATE INCOME FUND INC., a Maryland corporation (the "COMPANY"), and THE BANK OF NEW YORK, as Rights Agent (the "RIGHTS AGENT").

                                    RECITALS:

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of November 30, 2006 (the "RIGHTS AGREEMENT");

     WHEREAS, Section 27 of the Rights Agreement provides that, in certain circumstances, the Company may from time to time supplement or amend the Rights Agreement, without the approval of any holders of Rights; and

     WHEREAS, the Company desires to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. EFFECT OF AMENDMENT. Except as expressly provided herein, the Rights Agreement shall be and remain in full force and effect.

     2. CAPITALIZED TERMS. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Rights Agreement.

     3. AMENDMENT TO SECTION 7. Section 7(a)(i) is amended and restated in its entirety to read as follows:

             "(i) the Close of Business on March 26, 2007 (the "FINAL EXPIRATION DATE"),"

     4. AMENDMENT TO EXHIBIT A AND EXHIBIT B. In Exhibit A and Exhibit B, all references to "March 30, 2007" are amended and restated so that such references read "March 26, 2007".

     5.   EFFECTIVE DATE.  This Amendment is effective as of March 22, 2007.

     6. GOVERNING LAW. This Amendment shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York.

     7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to

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be an original, and all such counterparts shall together constitute but one and the same instrument.

     8. DESCRIPTIVE HEADINGS. Descriptive headings hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


Attest:                                 NEUBERGER BERMAN REAL ESTATE INCOME FUND
                                        INC.


By:                                     By:
     ----------------------------            -----------------------------------
     Name:                                   Name:
                                             Title:



Attest:                                 THE BANK OF NEW YORK



By:                                     By:
     ----------------------------            -----------------------------------
     Name:                                   Name:
                                             Title: